Exhibit 5.1

[Letterhead of Simpson Thacher & Bartlett LLP]

November 12, 2014

Walter Energy, Inc.

3000 Riverchase Galleria, Suite 1700

Birmingham, Alabama 35244

Ladies and Gentlemen:

We have acted as counsel to Walter Energy, Inc., a Delaware corporation (the “Company”) and the subsidiaries of the Company set forth on Schedule 1 hereto (the “Guarantors”) in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company and the Guarantors with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to (i) shares of common stock of the Company, par value $.01 per share (the “Common Stock”); (ii) warrants to purchase Common Stock (the “Common Stock Warrants”); (iii) shares of preferred stock of the Company, par value $.01 per share (the “Preferred Stock”); (iv) warrants to purchase Preferred Stock (the “Preferred Stock Warrants”); (v) depositary shares (the “Depositary Shares”), which represent fractional interests in the Preferred Stock and which may be represented by depositary receipts (the “Depositary Receipts”); (vi) debt securities, which may be senior, senior subordinated or subordinated and which may be convertible or exchangeable into shares of other securities of the Company (collectively, the “Debt Securities”); (vii) warrants to purchase Debt Securities (the “Debt Security Warrants”); (viii) guarantees of the Guarantors to be issued in connection with the Debt Securities (the “Guarantees”); (ix) contracts for the purchase and sale of Common Stock (the “Purchase Contracts”); and (x) units of the Company, consisting of one or more of the securities described in clauses (i) through (ix) above (the “Units”).  The Common Stock, the Preferred Stock, the Debt Securities, the Guarantees, the Purchase Contracts, the Securities Warrants and the Units are hereinafter referred to, collectively, as the “Securities.”  The Common Stock Warrants, the Preferred Stock Warrants and the Debt Security Warrants are herein referred to, collectively, as the “Securities Warrants”.  The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus pursuant to Rule 415 under the Securities Act in an amount of up to $2.5 billion.

The Debt Securities and any Guarantees thereof will be issued under an indenture (the “Indenture”) between the Company and Wilmington Trust, National Association, as Trustee (the “Trustee”).

The Depositary Shares will be issued pursuant to one or more deposit agreements (each, a “Deposit Agreement”) between the Company and a depositary as shall be named therein (the “Depositary”).

The Securities Warrants will be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) between the Company and such warrant agent as shall be named therein (the “Warrant Agent”).

The Purchase Contracts will be issued pursuant to one or more purchase contract agreements (each, a “Purchase Contract Agreement”) between the Company and such purchase contract agent as shall be named therein (the “Purchase Contract Agent”).

The Units will be issued pursuant to one or more unit agreements (each, a “Unit Agreement”) between the Company and such unit agent as shall be named therein (the “Unit Agent”).

The Indenture (including any supplemental indentures thereto), the Deposit Agreements, the Warrant Agreements, the Purchase Contract Agreements and the Unit Agreements are hereinafter collectively referred to as the “Securities Agreements.”

We have examined the Registration Statement and the Indenture, which has been filed with the Commission and has been incorporated by reference as an exhibit to the Registration Statement.  We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth.  As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company and the Guarantors.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

In rendering the opinions set forth below, we have also assumed that, at the time of execution, authentication or countersignature, issuance and delivery of any Securities, (i) the Company will have duly authorized, executed, issued and delivered the Securities and the applicable Securities Agreements in accordance with its charter and bylaws and the law of the State of Delaware, (ii) the execution, issuance, delivery and performance by the Company of the Securities and the applicable Securities

Agreements will not violate the law of the State of Delaware or any other jurisdiction, except that no such assumption is made with respect the law of the State of New York, the federal law of the United States, the Delaware General Corporation Law or the Delaware Limited Liability Company Act, and (iii) the execution, issuance, delivery and performance by the Company of the Securities and the applicable Securities Agreements will not constitute a breach or violation of any agreement or instrument that is binding upon the Company or its charter or bylaws.

We have assumed further that, at the time of execution, authentication, issuance and delivery of any Guarantees, (i) the applicable Guarantor will have duly authorized, executed, issued and delivered its Guarantees in accordance with its charter and bylaws and the law of its jurisdiction of organization, (ii) the execution, issuance, delivery and performance by the Guarantor of its Guarantees will not violate the law of its jurisdiction of organization or any other jurisdiction, except that no such assumption is made with respect to any of the laws specifically referred to in the penultimate paragraph of this opinion, and (iii) the execution, issuance, delivery and performance by the Guarantor of its Guarantees will not constitute a breach or violation of any agreement or instrument that is binding upon the Guarantor or its charter or bylaws.

We have assumed further that, at the time of execution, authentication or countersignature, issuance and delivery of any Securities, each of the applicable Securities Agreements will be the valid and legally binding obligation of all parties thereto other than the Company.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1.             With respect to the Common Stock, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company (or, in the case of Common Stock issuable upon exercise of valid and legally binding Securities Warrants or Purchase Contracts, in accordance with the terms of such Securities Warrants or Purchase Contracts or the instrument governing such Securities Warrants or Purchase Contracts providing for such exercise), the Common Stock will be validly issued, fully paid and nonassessable.

2.             With respect to the Preferred Stock, assuming due filing of the applicable certificate of designations, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company (or, in the case of Preferred Stock issuable upon exercise of valid and legally binding Securities Warrants or Purchase Contracts, in accordance with the terms of such Securities Warrants or Purchase Contracts or the instrument governing such Securities Warrants or Purchase Contracts providing for such exercise), the Preferred Stock will be validly issued, fully paid and nonassessable.

3.             With respect to the Debt Securities, assuming due authentication thereof by the Trustee under the applicable Indenture and upon payment of the consideration therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company, a duly constituted and acting committee of such Board or duly authorized officers of the Company (such Board of Directors, committee or authorized officers being referred to herein as the “Board”) (or, in the case of Debt Securities issuable upon exercise of valid and legally binding Securities Warrants or Purchase Contracts, in accordance with the terms of such Securities Warrants or Purchase Contracts or the instrument governing such Securities Warrants or Purchase Contracts providing for such exercise) and otherwise in accordance with the provisions of the applicable Indenture and such agreement, such Debt Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

4.             With respect to the Guarantees, assuming the due execution, authentication, issuance and delivery of the Debt Securities underlying such Guarantees, upon payment of the consideration therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board (or, in the case of Guarantees issuable upon exercise of valid and legally binding Securities Warrants or Purchase Contracts, in accordance with the terms of such Securities Warrants or Purchase Contracts or the instrument governing such Securities Warrants or Purchase Contracts providing for such exercise) and otherwise in accordance with the provisions of the applicable Indenture and such agreement, such Guarantees will constitute valid and legally binding obligations of the Guarantors enforceable against the Guarantors in accordance with their terms.

5.             With respect to the Depositary Shares, assuming (a) the due issuance and delivery to the Depositary under the Deposit Agreement of validly issued, fully paid and nonassessable Preferred Stock represented by the Depositary Shares and (b) the due execution, issuance and delivery of the Depositary Receipts evidencing the Depositary Shares against deposit of the Preferred Stock in accordance with the Deposit Agreement, upon payment of the consideration therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board (or, in the case of Depositary Shares issuable upon exercise of valid and legally binding Securities Warrants or Purchase Contracts, in accordance with the terms of such Securities Warrants or Purchase Contracts or the instrument governing such Securities Warrants or Purchase Contracts providing for such exercise) and otherwise in accordance with the provisions of the applicable Deposit Agreement and such agreement, the Depositary Receipts evidencing the Depositary Shares will be validly issued.

6.             With respect to the Purchase Contracts, assuming due countersignature thereof by the Purchase Contract Agent, upon payment of the consideration therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Purchase Contract Agreement and such agreement, the Purchase Contracts will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

7.             With respect to the Securities Warrants, assuming due countersignature thereof by the Warrant Agent and, upon payment of the consideration therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Warrant Agreement and such agreement, such Securities Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

8.             With respect to Units, assuming (a) the due issuance and delivery to the Unit Agent under the applicable Unit Agreement of the Securities that are components of the Units and (b) the due execution, countersignature, issuance and delivery of the Units against deposit of the Securities that are components of the Units in accordance with the Unit Agreement, in each case upon the payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the Unit Agreement, the applicable Securities Agreements and such agreement, such Units will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinions set forth in paragraphs 3 through 8 above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

Insofar as the opinions expressed herein relate to or are dependent upon matters governed by the law of the State of Alabama we have relied upon the opinion of Bradley Arant Boult Cummings LLP, dated the date hereof, and our opinions rendered in reliance upon such opinion are subject to the assumptions, qualifications, limitations and exceptions set forth therein.

We do not express any opinion herein concerning any law other than the law of the State of New York, the federal law of the United States, the Delaware General Corporation Law, the Delaware Limited Liability Company Act and, to the extent set forth herein, the law of the State of Alabama.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement.

Very truly yours,
/s/ Simpson Thacher & Bartlett LLP
SIMPSON THACHER & BARTLETT LLP

Schedule I

Guarantors

Atlantic Development and Capital, LLC

Atlantic Leaseco, LLC

J.W. Walter, Inc.

Maple Coal Co., LLC

Walter Black Warrior Basin LLC

Walter Coke, Inc.

Walter Energy Holdings, LLC

Walter Exploration & Production LLC

Walter Land Company

Walter Minerals, Inc.

Walter Natural Gas, LLC

Blue Creek Coal Sales, Inc.

Jim Walter Resources, Inc.

Taft Coal Sales & Associates, Inc.

Tuscaloosa Resources, Inc.